Exhibit (a)(64)

VOYA VARIABLE PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

VOYA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The total number of shares of Capital Stock that the Corporation currently has authority to issue is 16,900,000,000, par value $.001 per share (the “Capital Stock”), having an aggregate par value of $16,900,000.

SECOND: The Board of Directors of the Corporation (the “Board of Directors”), under a power contained in the charter of the Corporation (the “Charter”), adopted resolutions reclassifying 400,000,000 authorized and unissued shares of classified Capital Stock as unclassified Capital Stock, thereby decreasing the number of shares of Capital Stock that are classified (but not changing the aggregate number of shares that the Corporation has authority to issue or the aggregate par value thereof), as follows:

Name of Series	Name of	Number of
	Class of Series	Shares Reclassified

	Adviser Class	100,000,000

Voya Russell Global Large Cap Index	Class I	100,000,000
75% Portfolio	Class S	100,000,000

	Class S2	100,000,000

THIRD: The shares reclassified in Article SECOND of these Articles Supplementary, shall have the preferences, rights, powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in Article SECOND, Section Six of, and elsewhere in, and shall be subject to all provisions of, the Charter.

FOURTH: After the reclassification of the shares of Capital Stock as provided in Article SECOND, the number of shares of each authorized class of Capital Stock is as follows:

Name of Series	Name of	Number of
	Class of Series	Shares Allocated

Voya Euro STOXX 50 Index Portfolio	Adviser Class	100,000,000

	Class I	200,000,000

Name of Series	Name of	Number of
	Class of Series	Shares Allocated

	Adviser Class	100,000,000

Voya Global High Dividend Low	Class I	100,000,000

Volatility Portfolio	Class S	300,000,000

	Class S2	100,000,000

	Adviser Class	100,000,000
Voya Index Plus LargeCap Portfolio
	Class I	200,000,000

	Class S	100,000,000

Voya Index Plus MidCap Portfolio	Class I	100,000,000

	Class S	100,000,000

Voya Index Plus SmallCap Portfolio	Class I	100,000,000

	Class S	100,000,000

	Adviser Class	250,000,000

Voya International Index Portfolio	Class I	200,000,000

	Class S	100,000,000

	Class S2	100,000,000

	Adviser Class	100,000,000
Voya Russell Large Cap Growth Index
	Class I	100,000,000
Portfolio

	Class S	100,000,000

	Adviser Class	100,000,000

	Class I	400,000,000
Voya Russell Large Cap Index Portfolio
	Class S	100,000,000

	Class S2	100,000,000

	2
Name of Series	Name of	Number of
	Class of Series	Shares Allocated

	Adviser Class	100,000,000
Voya Russell Large Cap Value Index
	Class I	100,000,000
Portfolio

	Class S	100,000,000

	Class I	100,000,000
Voya Russell Mid Cap Growth Index
	Class S	100,000,000
Portfolio

	Class S2	100,000,000

	Adviser Class	100,000,000

Voya Russell Mid Cap Index Portfolio	Class I	300,000,000

	Class S	100,000,000

	Class S2	100,000,000

	Adviser Class	100,000,000

Voya Russell Small Cap Index Portfolio	Class I	100,000,000

	Class S	100,000,000

	Class S2	100,000,000

	Adviser Class	100,000,000

Voya Small Company Portfolio	Class I	100,000,000

	Class R6	100,000,000

	Class S	100,000,000

	Adviser Class	100,000,000

Voya U.S. Bond Index Portfolio	Class I	700,000,000

	Class S	100,000,000

	Class S2	100,000,000

Voya VACS Index Series EM Portfolio	Undesignated	200,000,000

	3
Name of Series	Name of	Number of
	Class of Series	Shares Allocated

Voya VACS Index Series I Portfolio	Undesignated	200,000,000

Voya VACS Index Series MC Portfolio	Undesignated	100,000,000

Voya VACS Index Series SC Portfolio	Undesignated	100,000,000

for a total of 7,150,000,000 shares designated and classified into separate classes of Capital Stock, with 9,750,000,000 shares remaining undesignated and unclassified Capital Stock.

FIFTH: The Board of Directors reclassified the shares of Capital Stock under the authority contained in the Charter. These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

4

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:	Voya Variable Portfolios, Inc.
/s/ Joanne F. Osberg___________________	/s/ Todd Modic_______________________
Name: Joanne F. Osberg	Name: Todd Modic
Title: Secretary	Title: Senior Vice President
Dated: October 31, 2025
Return Address:
Voya Variable Portfolios, Inc.
7337 E. Doubletree Ranch Road
Suite 100
Scottsdale, AZ 85258

5